Exhibit 99.1

NEWS RELEASE
101 East Park Blvd, Suite 1300 Plano, TX 75074 (972) 234-6400

Contact

Julia Kramer

jkramer@intrusion.com

P: 972-301-3635

INTRUSION Expands Senior Management to Support Rapid Growth

Plano, Texas – Nov. 12, 2020 –INTRUSION Inc. (NASDAQ: INTZ), a leading provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection services, has added several new positions to its senior leadership team to support the commercial launch of its revolutionary Shield cybersecurity solutions and expected future growth. Andrew Wildrix has been appointed Vice President of Information Technology, and Brandy Schade has been named Vice President of People and Culture.

Wildrix joins INTRUSION with over 30 years of technical experience, including over 20 years of service for the U.S. Army. He has an extensive history working with complex technical environments, high level security clearances, and within large organizations, such as AT&T. He is tasked with scaling INTRUSION’s technology infrastructure to keep pace with the Company’s swift expansion and supporting customer network environments.

Brandy Schade comes to INTRUSION with more than 20 years of experience in leadership consulting as well as people and culture development. In her new role, she will oversee hiring and staffing with a focus on recruiting and retaining high-level talent to help fuel the Company’s growth and has already brought us more than a dozen talented recruits.

In addition to these positions, Joe Head has been named Senior Vice President of Direct Sales. He previously served as INTRUSION’s Senior Vice President of Strategic Programs. In this position, he will oversee a new team of five regional sales directors who will build the Company’s large enterprise sales throughout the country.

“INTRUSION is poised for significant growth with our family of cybersecurity solution for the businesses and government agencies, Shield. This expected growth trajectory requires that we have the best talent in the right positions with the strategic expertise necessary to successfully lead our Company,” said Jack Blount, President and CEO of INTRUSION. “The expansion of our sales channels – both direct and indirect – and the development of our future solutions are extremely important in ensuring that customers across all business categories and sizes have access to INTRUSION’s revolutionary Shield cybersecurity solutions. Achieving rapid growth requires great technology solutions and great people. With the talent we are now adding we will achieve amazing results.”

The Company has also added a Senior Cloud Architect with more than 30 years of technical experience who has worked extensively with CEO Blount on other high-profile Cloud projects and will be supporting its Shield CLOUD initiative. Further, the Company is building out several internal departments, including the addition and fulfillment of several new positions to its technical support, tele-sales and project management departments.

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About INTRUSION Inc.

INTRUSION Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection products. INTRUSION’s solution families include Shield™, a combination of plug-n-play hardware, software, global data, and real-time Artificial Intelligence (AI) services that provide organizations with the most robust cybersecurity defense possible, TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s solutions help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward- looking statements involve a number of risks and uncertainties. Such statements include, without limitation, statements regarding the introduction of our new INTRUSION Shield solution, the expected contributions of the these recently hired individuals, and the anticipated benefits these contributions will make to the future success of the Company, as well as other statements that are forward looking in nature. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the risk that our new and upcoming product solutions do not achieve the market acceptance we anticipate, or that these newly hired individuals and these newly created position do not improve the Company’s future performance as expected, as well as other risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”